UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                September 19, 2005
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                               PIONEER OIL AND GAS
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           Utah                        0-30472                87-0365907
 -------------------------------   ------------------------  ----------------
 (State or other jurisdiction of   (Commission File Number)  (IRS Employer
         incorporation)                                   Identification No.)


           1206 W. South Jordan Parkway, Unit B South Jordan, UT 84095
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               (Address of principal executive offices) (Zip Code)


                                 (801) 566-3000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 8: Pioneer Oil and Gas (the "Company")is filing this form 8K because of the press release issued on September 19, 2005. The press release is attached to this Form 8K as an exhibit.

          (c) Exhibits. The following exhibit is furnished pursuant to Item 8 of Form 8-K:

Press  Release: SHAREHOLDERS APPROVE DEREGISTRATION

                                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



     PIONEER OIL AND GAS Registrant


      Date: September 19, 2005             /s/ Don J. Colton
                                        ------------------------------
                                           Don J. Colton
                                           President

September 19, 2005

                       SHAREHOLDERS APPROVE DEREGISTRATION

South Jordan, Utah --- Pioneer Oil and Gas (OTC Bulletin Board: PIOL) announced that shareholders at the annual meeting held today approved a 2000-1 reverse stock split and subsequent repurchase of fractional shares. The Company will pay $1.50 for each pre-split share purchased. The transactions should reduce the number of shareholders to less than 300 in order for the Company to deregister as a fully reporting company as of September 26, 2005, the date of the repurchase of fractional shares. Shareholders owning 4,732,684 or 58.72 percent of the Company's total issued and outstanding common stock approved the proposal. Only 132,804 shares voted against the proposal and 21,810 abstained.

Following the repurchase of shares, the Company will effect a 1-2000 forward stock split on September 29, 2005.

The Company is deregistering in order to reduce substantial compliance costs associated with the Sarbanes-Oxley legislation. The Company had previously announced its intent to do so in a prior news release on May 5, 2005 and the Company filed a DEF 14A definitive proxy statement with the SEC on July 28, 2005. Shareholders of record as of August 4, 2005 voted at the meeting.

The proposal to elect the Board of Directors nominated by the Company and ratification of Jones Simkins LLP as auditors passed by 95.96 and 96.61 percent respectively.